Exhibit 99.3
ASTEC INDUSTRIES, INC
Unaudited Pro Forma Combined Financial Information

On July 1, 2025 ("Closing Date"), Astec Industries, Inc. (the "Company" or "Astec"), completed its previously announced acquisition of TerraSource Holdings, LLC ("TerraSource") ("the Acquisition"). The Acquisition was completed pursuant to the terms and subject to the conditions of the Membership Interest Purchase Agreement, dated as of April 28, 2025 (the "Purchase Agreement"), by and among the Company, TerraSource, RLI TSG Holdings LLC, Milacron LLC and the other parties thereto. Upon the consummation of the Acquisition, the Company provided an aggregate cash consideration of $256.4 million.

Simultaneously with the closing of the Acquisition, on July 1, 2025 (the "Financing Effective Date"), the Company entered into a credit agreement (the "2025 Credit Agreement") that provides for (i) a revolving credit facility, a term loan facility, a swingline facility and a letter of credit facility, in an initial aggregate amount of up to $600.0 million, and (ii) an incremental facilities limit in an aggregate amount not to exceed $150.0 million (collectively, the "2025 Credit Facilities"). The Company expects to use the proceeds of the revolving credit facility, letter of credit facility and swingline facility (i) to finance capital expenditures, (ii) for working capital and other general corporate purposes of the Company and its subsidiaries, and (iii) in the case of letters of credit, for the backstop or replacement of letters of credit existing prior to the Financing Effective Date and to support general corporate purposes. On the Financing Effective Date, the Company used the proceeds from the term loan facility, together with cash on hand, to (i) finance the Acquisition, (ii) repay existing indebtedness of the Company and its subsidiaries, including repayment of all amounts outstanding under the Company's prior $250.0 million revolving credit facility pursuant to that certain Credit Agreement, dated as of December 19, 2022, between the Company and Wells Fargo bank, National Association (the "2022 Credit Facility") and (iii) the payment of transaction expenses incurred in connection with the Acquisition and the 2025 Credit Facilities. The adjustments related to this arrangement are shown in a separate column as "Financing Adjustments."

The following Unaudited Pro Forma Combined Financial Information has been prepared from the respective historical consolidated financial statements of the Company and TerraSource and has been adjusted to illustrate the estimated effects of the Acquisition, shown as "TerraSource Acquisition Adjustments."

The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended. The Unaudited Pro Forma Combined Financial Information is derived from and should be read in conjunction with:

•the accompanying notes to the Unaudited Pro Forma Combined Financial Information contained herein;
•the historical audited consolidated financial statements of the Company, as of, and for the year ended December 31, 2024 included in the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2025;
•the historical unaudited consolidated financial statements of the Company, as of, and for the three months ended March 31, 2025 included in the Company's Quarterly Report on Form 10-Q filed with SEC on April 29, 2025;
•the audited consolidated financial statements of TerraSource as of and for the year ended December 31, 2024;
•the unaudited consolidated financial statements of TerraSource as of and for the three months ended March 31, 2025.

The Unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the Acquisition as if it had been consummated on March 31, 2025 and includes pro forma adjustments based on the preliminary valuation of certain tangible and identifiable intangible assets acquired and liabilities assumed, and consideration transferred. The Unaudited Pro Forma Combined Consolidated Balance Sheet combines the Company’s historical Unaudited Consolidated Balance Sheet as of March 31, 2025 with TerraSource's historical Unaudited Consolidated Balance Sheet as of March 31, 2025.

The Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2024 gives effect to the Acquisition as if it had been consummated on January 1, 2024, and combines the Company’s historical Audited Consolidated Statement of Operation for the year ended December 31, 2024 with TerraSource’s historical Audited Consolidated Statement of Operations for the year ended December 31, 2024. Similarly, the Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2025 gives effect to the Acquisition as if it had been consummated on January 1, 2024 and combines the Company's historical Unaudited Consolidated Statement of Operations for the three months ended March 31, 2025, with TerraSource's historical Unaudited Consolidated Statement of Operations for the three months ended March 31, 2025.

The accompanying Unaudited Pro Forma Combined Financial Information was derived by making certain Financing Adjustments and TerraSource Acquisition Adjustments to the historical financial statements noted above. Such adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Acquisition may differ from the adjustments made to the Unaudited Pro Forma Combined Financial Information. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition as if it had been consummated as of the dates indicated above, and that all adjustments necessary to present fairly the Unaudited Pro Forma Combined Financial Information have been made.

The Unaudited Pro Forma Combined Financial Information is for illustrative purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The Unaudited Pro Forma Combined Financial Information should not be relied upon as an indication of the financial condition or the operating results that the Company would have achieved had the Acquisition occurred on the dates assumed, nor indicative of the financial condition or operating results of the combined company as of or for any future date or period.

As of the date of this Current Report on Form 8-K/A, the Company has not finalized its determination of the fair value of consideration transferred, the fair value of assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform TerraSource's accounting policies to the Company's accounting policies. As additional information becomes available and additional analyses are performed, this may cause the final adjustments to be materially different from the Unaudited Pro Forma Combined Financial Information presented below. The final allocation of the total purchase price will be determined after a final determination of the fair value of TerraSource's tangible and identifiable intangible assets acquired and liabilities assumed based on the assets and liabilities of TerraSource that existed as of the Closing Date.

ASTEC INDUSTRIES, INC.
Unaudited Pro Forma Combined Consolidated Balance Sheet
As of March 31, 2025
(In millions)

			Transaction Accounting Adjustments
	Astec Industries, Inc. (Historical)	TerraSource Holdings, LLC and Subsidiaries (Reclassified - Note 2)	Financing Adjustments (Note 4)		TerraSource Acquisition Adjustments (Note 5)		Pro Forma Combined
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$92.6	$2.7	$244.3	(a)	$(257.8)	(a), (m)	$81.8
Investments	2.8	—	—		—		2.8
Trade receivables, contract assets and other receivables, net	172.6	35.6	—		(12.1)	(b), (k)	196.1
Inventories	434.9	37.6	—		12.2	(c)	484.7
Prepaid and refundable income taxes	4.7	—	—		—		4.7
Prepaid expenses and other assets	29.6	6.2	0.6	(a)	—		36.4
Total current assets	737.2	82.1	244.9		(257.7)		806.5
Property and equipment, net	180.5	19.0	—		1.4	(d)	200.9
Investments	19.3	—	—		—		19.3
Goodwill	25.1	26.2	—		42.3	(e)	93.6
Intangible assets, net	10.5	17.8	—		109.2	(f)	137.5
Deferred income tax assets	46.6	—	2.4		1.9		50.9
Other long-term assets	36.8	6.3	3.0	(a)	1.6	(g)	47.7
Total assets	$1,056.0	$151.4	$250.3		$(101.3)		$1,356.4
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$3.4	$16.2	(a)	$(3.4)	(h)	$16.2
Short-term debt	11.5	14.1	—		(14.1)	(h)	11.5
Accounts payable	91.6	15.1	—		—		106.7
Customer deposits	72.3	8.5	—		7.6	(k)	88.4
Accrued product warranty	17.8	0.8	—		0.2	(i)	18.8
Accrued employee related liabilities	38.4	3.4	—		—		41.8
Accrued loss reserves	1.3	—	—		—		1.3
Other current liabilities	44.1	12.3	2.4	(l)	(2.5)	(k), (l)	56.3
Total current liabilities	277.0	57.6	18.6		(12.2)		341.0
Long-term debt	96.0	48.4	231.7	(a)	(48.4)	(h)	327.7
Deferred income tax liabilities	2.3	0.4	—	(l)	(0.4)	(l)	2.3
Other long-term liabilities	27.6	4.6	—		1.5	(g)	33.7
Total liabilities	402.9	111.0	250.3		(59.5)		704.7
Shareholders' equity:
Preferred stock	—	—	—		—		—
Common stock	4.6	—	—		—		4.6
Additional paid-in capital	144.0	40.7	—		(40.7)	(j)	144.0
Accumulated other comprehensive loss	(48.1)	(0.3)	—		0.3	(j)	(48.1)
Company stock held by deferred compensation programs, at cost	(0.3)	—	—		—		(0.3)
Retained earnings	553.0	—	—		(1.4)	(m)	551.6
Shareholders' equity	653.2	40.4	—		(41.8)		651.8
Noncontrolling interest	(0.1)	—	—		—		(0.1)
Total equity	653.1	40.4	—		(41.8)		651.7
Total liabilities and equity	$1,056.0	$151.4	$250.3		$(101.3)		$1,356.4

ASTEC INDUSTRIES, INC
Unaudited Pro Forma Combined Consolidated Statement of Operations
For the Three Months Ended March 31, 2025
(In millions, except share and per share data)

			Transaction Accounting Adjustments
	Astec Industries, Inc. (Historical)	TerraSource Holdings, LLC and Subsidiaries (Reclassified - Note 2)	Financing Adjustments (Note 4)		TerraSource Acquisition Adjustments (Note 5)		Pro Forma Combined
Net sales	$329.4	$37.6	$—		$(4.2)	(k)	$362.8
Cost of sales	237.0	22.0	—		(2.0)	(d), (g), (i), (k)	257.0
Gross profit	92.4	15.6	—		(2.2)		105.8
Selling, general and administrative expenses	71.9	13.3	—		1.7	(b), (f)	86.9
Income from operations	20.5	2.3	—		(3.9)		18.9
Other (expenses) income, net
Interest expense	(2.0)	(1.6)	(4.6)	(b)	1.6	(h)	(6.6)
Interest income	0.6	—	—		—		0.6
Other income, net	0.6	4.7	—		—		5.3
Income (loss) before income taxes	19.7	5.4	(4.6)		(2.3)		18.2
Income tax provision (benefit)	5.4	1.0	(1.1)	(l)	(0.1)	(l)	5.2
Net income (loss)	14.3	4.4	(3.5)		(2.2)		13.0
Net income attributable to noncontrolling interest	—	—	—		—		—
Net income (loss) attributable to controlling interest	$14.3	$4.4	$(3.5)		$(2.2)		$13.0
Per share data:
Earnings per common share - Basic	$0.63						$0.57
Earnings per common share - Diluted	$0.62						$0.57
Weighted average shares outstanding - Basic	22,833,292						22,833,292
Weighted average shares outstanding - Diluted	22,976,526						22,976,526

ASTEC INDUSTRIES, INC
Unaudited Pro Forma Combined Consolidated Statements of Operations
For the Year Ended December 31, 2024
(In millions, except share and per share data)

			Transaction Accounting Adjustments
	Astec Industries, Inc. (Historical)	TerraSource Holdings, LLC and Subsidiaries (Reclassified - Note 2)	Financing Adjustments (Note 4)		TerraSource Acquisition Adjustments (Note 5)		Pro Forma Combined
Net sales	$1,305.1	$164.3	$—		$(4.4)	(k)	$1,465.0
Cost of sales	977.2	98.6	—		9.4	(c), (d), (g), (i), (k)	1,085.2
Gross profit	327.9	65.7	—		(13.8)		379.8
Selling, general and administrative expenses	276.1	46.4	—		8.4	(b), (f), (m)	330.9
Goodwill impairment	20.2	—	—		—		20.2
Restructuring and other asset gains, net	8.4	—	—		—		8.4
Income from operations	23.2	19.3	—		(22.2)		20.3
Other (expenses) income, net:
Interest expense	(10.7)	(5.5)	(16.7)	(b)	5.5	(h)	(27.4)
Interest income	2.0	—	—		—		2.0
Other expenses, net	(0.6)	(0.5)	—		—		(1.1)
Income (loss) before income taxes	13.9	13.3	(16.7)		(16.7)		(6.2)
Income tax provision (benefit)	9.8	4.6	(3.2)	(l)	(1.0)	(l)	10.2
Net income (loss)	4.1	8.7	(13.5)		(15.7)		(16.4)
Net loss attributable to noncontrolling interest	0.2	—	—		—		0.2
Net income (loss) attributable to controlling interest	$4.3	$8.7	$(13.5)		$(15.7)		$(16.2)
Per share data:
Earnings per common share - Basic	$0.19						$(0.71)
Earnings per common share - Diluted	$0.19						$(0.71)
Weighted average shares outstanding - Basic	22,799,071						22,799,071
Weighted average shares outstanding - Diluted	22,853,451						22,799,071

ASTEC INDUSTRIES, INC.
Notes to the Unaudited Pro Forma Combined Consolidated Financial Information

Note 1. Basis of Presentation

The Unaudited Pro Forma Combined Financial Information is prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and Article 11 of Regulation S-X.

The historical consolidated financial statements of the Company and TerraSource were prepared in accordance with U.S. GAAP and presented in millions. The Unaudited Pro Forma Combined Financial Information has been derived from the historical consolidated financial statements of the Company and TerraSource. Certain TerraSource audited and unaudited historical consolidated balances have been reclassified to conform to the Company’s financial statement presentation. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of March 31, 2025, gives effect to the Acquisition as if it had occurred on March 31, 2025. The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024 and for the three months ended March 31, 2025 give effect to the Acquisition as if it had occurred on January 1, 2024.

The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Combined Financial Information to give effect to the pro forma events that are factually supportable, directly attributable to the Acquisition, and expected to have a continuing impact on the combined results following the business combination.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the Unaudited Pro Forma Combined Financial Information and do not reflect possible adjustments related to integration activities that have yet to be determined or transaction or other costs following the Acquisition that are not expected to have a continuing impact. No adjustments have been made to the Unaudited Pro Forma Combined Financial Information to reflect potential synergies or cost savings that may result from the business combination.

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical consolidated financial statements, and related notes thereto, of the Company and TerraSource for the periods presented.

Note 2. Reclassification Adjustments

During the preparation of the Unaudited Pro Forma Combined Financial Information, management performed a preliminary analysis of TerraSource's financial information to identify differences in financial statement presentation compared to the presentation of the Company. Certain reclassifications have been made to the historical consolidated presentation of TerraSource's financial information to conform to the financial statement presentation of the Company.

The table below summarizes the reclassification adjustments made to present TerraSource's historical Unaudited Consolidated Balance Sheet as of March 31, 2025, to conform with that of the Company as of March 31, 2025:

TerraSource Financial Statement Line	Astec Financial Statement Line	Historical TerraSource	Reclassification Adjustments	Historical TerraSource Reclassified
Cash and cash equivalents		$2.5	$(2.5)	$—
Restricted cash		0.2	(0.2)	—
	Cash, cash equivalents and restricted cash		2.7	2.7

Accounts receivable, net		23.8	(23.8)	—
Contract assets		11.8	(11.8)	—
	Trade receivables, contract assets and other receivables, net		35.6	35.6

Right-of-use assets, net - operating leases		6.2	(6.2)	—
Right-of-use assets, net - finance leases		0.1	(0.1)	—
	Other long-term assets		6.3	6.3

Accrued liabilities		10.7	(10.7)	—
Contract liabilities		0.6	(0.6)	—
Operating lease liabilities - current portion		1.8	(1.8)	—
	Accrued product warranty		0.8	0.8
	Other current liabilities		12.3	12.3

Accrued payroll and payroll related expenses		3.4	(3.4)	—
	Accrued employee related liabilities		3.4	3.4

Line of credit		14.1	(14.1)	—
	Short-term debt		14.1	14.1

Notes payable - current portion		3.4	(3.4)	—
	Current maturities of long-term debt		3.4	3.4

Notes payable, less current portion		16.4	(16.4)	—
Seller note - related party		26.5	(26.5)	—
Interest payable - Seller note		5.4	(5.4)	—
Finance lease liabilities, net of current portion		0.1	(0.1)	—
	Long-term debt		48.4	48.4

Operating lease liabilities, less current portion		4.6	(4.6)	—
	Other long-term liabilities		4.6	4.6

Members' equity		40.7	(40.7)	—
	Additional paid-in capital		40.7	40.7

The table below summarizes the reclassification adjustments made to present TerraSource's historical Unaudited Statement of Operations for the three months ended March 31, 2025, to conform with that of the Company for the three months ended March 31, 2025:

TerraSource Financial Statement Line	Astec Financial Statement Line	Historical TerraSource	Reclassification Adjustments	Historical TerraSource Reclassified
Salaries, wages and benefits		$5.8	$(5.8)	$—
General, administrative and other		6.6	(6.6)	—
Depreciation and amortization		1.0	(1.0)	—
	Cost of sales	21.9	0.1	22.0
	Selling, general and administrative expenses		13.3	13.3

Foreign currency gain, net		(0.2)	0.2	—
	Other income, net	4.9	(0.2)	4.7

The table below summarizes the reclassification adjustments made to present TerraSource's historical Audited Statement of Operations for the year ended December 31, 2024, to conform with that of the Company for the year ended December 31, 2024:

TerraSource Financial Statement Line	Astec Financial Statement Line	Historical TerraSource	Reclassification Adjustments	Historical TerraSource Reclassified
Salaries, wages and benefits		$18.1	$(18.1)	$—
General, administrative and other		25.2	(25.2)	—
Depreciation and amortization		3.4	(3.4)
	Cost of sales	98.3	0.3	98.6
	Selling, general and administrative expenses		46.4	46.4

Foreign currency gain, net		0.1	(0.1)	—
	Other income, net	(0.6)	0.1	(0.5)

Note 3. Preliminary Purchase Price Allocation

The Acquisition is accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, "Business Combinations" ("Topic 805"), with Astec as the accounting acquirer. Topic 805 requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The following table summarizes the preliminary purchase price allocation for the Acquisition:

(in millions)	Amount
Payment to equity holders	$173.9
Payment of TerraSource's outstanding debt	72.1
Transaction expenses paid on behalf of the seller	4.4
Funds held in escrow	6.0
Aggregate purchase consideration	256.4
Identifiable assets acquired and liabilities assumed:
Cash, cash equivalents and restricted cash	2.7
Trade receivables, contract assets and other receivables, net	23.5
Inventories	49.8
Property and equipment, net	20.4
Intangible assets, net	127.0
Prepaid expenses and other assets	6.2
Deferred tax assets and liabilities, net	1.9
Other long-term assets	7.9
Accounts payable	(15.1)
Customer deposits	(16.1)
Accrued product warranty	(1.0)
Accrued employee related liabilities	(3.4)
Other current liabilities	(9.8)
Other long-term liabilities	(6.1)
Total identifiable net assets	187.9
Goodwill	$68.5

The aggregate purchase consideration for the Acquisition is subject to customary net working capital adjustments that have not been finalized and may result in a change to the estimated purchase consideration once final.

The allocation of the preliminary purchase price for TerraSource is based upon management's estimates of and assumptions related to the fair value of the consideration transferred, assets acquired and liabilities assumed as of the Closing Date using currently available information. The Unaudited Pro Forma Combined Financial Information has been prepared based on these preliminary estimates, such that the final purchase price allocation and the resulting effect on the Company's financial position and earnings results may differ significantly from the pro forma amounts included herein.

Note 4. Financing Adjustments

(a) Reflects the issuance of $350.0 million of new term debt under the 2025 Credit Facilities partially offset by the repayment of Astec's existing indebtedness under the 2022 Credit Facility of $96.0 million and capitalized debt issuance costs of $9.7 million. The debt issuance costs are allocated ratably between the revolving credit facility and the term loan facility. Debt issuance costs allocated to the revolving credit facility of $0.6 million and $3.0 million are included in "Prepaid expenses and other current assets" and "Other long-term assets," respectively. Debt issuance costs allocated to the term loan facility of $1.3 million and $4.8 million are included as direct reductions of the debt liabilities in "Current maturities on long-term debt" and "Long-term debt," respectively.

(b) Reflects interest expense and amortization of debt issuance costs applicable to the 2025 Credit Facilities partially offset by the elimination of historical interest expense and amortization of debt issuance costs related to the 2022 Credit Facility:

(in millions)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
2025 Credit Facilities:
Interest expense related to term loan facility	$5.5	$22.6
Amortization of debt issuance costs	0.5	2.1
Elimination of 2022 Credit Facilities:
Interest expense related to revolving credit facility	1.3	7.7
Amortization of debt issuance costs	0.1	0.3
Pro forma adjustment to "Interest expense"	$4.6	$16.7

The interest rate applicable to the 2025 Credit Facilities is based on the secured overnight financing rate for the applicable interest period plus an applicable margin. A 0.125% increase or decrease in interest rates would result in a change in "Interest expense" of approximately $0.1 million and $0.4 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

Note 5. TerraSource Acquisition Adjustments

(a) Reflects the aggregate cash consideration transferred in connection with the Acquisition as described in Note 3. Preliminary Purchase Price Allocation.

(b) Represents a net decrease of $0.3 million to conform TerraSource's allowance for credit losses related to trade receivables to the accounting policies utilized by Astec. The pro forma impacts on "Selling, general and administrative expense" reflected in the Unaudited Pro Forma Combined Consolidated Statements of Operations are increases of $0.1 million and $0.3 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

(c) Represents the preliminary purchase accounting adjustment for the estimated fair value of acquired inventory. The pro forma impact on "Cost of sales" reflected in the Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2024 is an increase of $12.2 million as the related inventory is expected to be sold within one year of the Closing Date.

(d) Represents the preliminary purchase accounting adjustment for the estimated fair value of acquired property and equipment.

The following table summarizes the estimated fair values for each asset class and the remaining estimated useful life, where applicable:

(in millions, except useful lives)	Fair Value	Remaining Estimated Useful Life (in years)
Buildings and improvements	$6.9	5 - 40
Machinery, equipment and tooling	9.8	3 - 10
Furniture and fixtures	0.1	5 - 10
Computer hardware and software	1.1	3 - 5
Land	1.0	N/A
Construction in progress	1.5	N/A
Total fair value	20.4
Less: TerraSource’s historical "Property and equipment, net"	19.0
Pro forma adjustment to "Property and equipment, net"	$1.4

The pro forma impacts on depreciation expense reflected in "Cost of sales" in the Unaudited Pro Forma Combined Consolidated Statements of Operations are a decrease and an increase of $0.1 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

(e) Represents the elimination of TerraSource's historical goodwill and the recognition of $68.5 million of goodwill pertaining to the Acquisition.

(f) Represents the preliminary purchase accounting adjustment for the estimated fair value of acquired intangible assets.

The following table summarizes the estimated fair values for each asset class and the remaining estimated useful life, where applicable:

(in millions, except useful lives)	Fair Value	Remaining Estimated Useful Life (in years)
Trade Names	$7.5	10
Patents	4.8	10
Customer Relationships	110.0	20
Other	4.7	3 - 5
Total fair value	127.0
Less: TerraSource's intangible assets, net of accumulated amortization	17.8
Pro forma adjustment to intangible assets, net	$109.2

The pro forma impacts on amortization expense reflected in "Selling, general and administrative expenses" in the Unaudited Pro Forma Combined Consolidated Statements of Operations are increases of $1.6 million and $6.7 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

(g) Represents adjustments to reflect the impact of the recognition of operating lease right-of-use assets and lease liabilities for leases acquired. The pro forma impacts on "Cost of sales" reflected in the Unaudited Pro Forma Combined Consolidated Statements of Operations are decreases of $0.1 million and $0.7 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

(h) Represents adjustments to eliminate TerraSource's outstanding short-term and long-term debt balances as of March 31, 2025 in their entirety and the related interest expense for the three months ended March 31, 2025 and the year ended December 31, 2024 as the debt was not assumed in the Acquisition.

(i) Represents adjustments to conform TerraSource's process of estimating warranty accruals to the accounting policy utilized by Astec. The pro forma impacts on "Cost of sales" reflected in the Unaudited Pro Forma Combined Consolidated Statements of Operations are an increase of $0.1 million and a decrease of $0.2 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.

(j) Represents the elimination of TerraSource's historical equity balances.

(k) Represents adjustments to conform TerraSource's over time revenue recognition to point in time based on Astec's incremental ability to identify an alternative use for the assets to be sold. Adjustments include (i) the elimination of TerraSource's contract assets balance of $11.8 million and contract liabilities balance of $0.6 million in in "Trade receivables, contract assets and other receivables, net" and "Other current liabilities," respectively, as of March 31, 2025, (ii) an increase to "Customer deposits" for billing received to date on uncompleted contracts as of March 31, 2025, (iii) a net decrease in "Net sales" of $4.2 million and $4.4 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively, and (iv) a net decrease in "Cost of sales" of $1.9 million and $2.0 million for the three months ended March 31, 2025 and the year ended December 31, 2024 respectively.

(l) Income tax impacts were applied, as appropriate, to each of the Financing Adjustments and TerraSource Acquisition Adjustments. The effective tax rate of the combined company could be different than Astec's historical effective tax rate, either higher or lower, depending on post-acquisition activities, including the geographical mix of income.

(m) Represents $1.4 million of non-recurring transaction costs incurred by Astec during the second quarter of 2025.